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                                                                 EXHIBIT 2.2
                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


         AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment"), dated as of October 7, 1997, between IT Network, Inc. a Texas corporation ("Buyer") and Brite Voice System, Inc., a Kansas corporation ("Seller").

         WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated as of September 23, 1997 (the "Agreement") and the parties desire to enter into this Amendment for the purpose of clarifying the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer agree as follows:

         1. Amendment. The terms of the Agreement shall remain unchanged and in full force and effect, unless expressly amended by this Amendment.

         2. Definition Clarification. The definition of the term "Business" as set forth in Section 1.1 of the Agreement is amended to include the following sentence at the end thereof:

                 "Such term shall not include either the sale of advertising sponsorships to various categories of CityLine audiotex information made available through audiotex systems owned or leased to CityLine customers or the management of such audiotex systems and advertisers for such CityLine customers.

         3.      Schedule 1.1(a).

                 3.1 The list of written contracts attached to Schedule 1.1(a) is amended by adding under the category "Suppliers" at page 14 thereof, the following contracts:

Customer Name                            Type Agreement                         Date
-------------                            --------------                         ----
ACCU Weather                             Agreement                              January 6, 1995

BPI Entertainment News Wire              Letter Amendment                       October 1, 1997

Commodity Quotations, Inc.               Comstock Service Marketing             November 6, 1990
                                         Representative Agreement

The Western Information Network          Amendment to Letter Agreement          January 9, 1997

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                 3.2      Schedule 1.1(a) is amended by adding new paragraphs 5
                   and 6 at page 1 thereof as follows:

                 "5. Seller has an oral agreement with BPI Entertainment News Wire for the use of BPI's Billboard Charts. Seller currently pays BPI Entertainment News Wire a monthly fee of $560.00.

                 6. Seller has an oral agreement with Network Music for the use of music in connection with audiotex information. Seller currently pays Network Music a monthly fee of $172.50."

                 3.3 Schedule 1.1(a) shall be deemed amended as of the date of the Agreement, as if said Schedule had originally contained references to the foregoing contracts.

         IN WITNESS WHEREOF, the parties have executed this Amendment, or caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

                                  IT NETWORK, INC.


                                  By:    /s/ Dan D. Maitland
                                     -----------------------------------------
                                        Dan D. Maitland
                                        Executive Vice President


                                  BRITE VOICE SYSTEMS, INC.


                                  By:     /s/ Donald R. Walsh
                                     -----------------------------------------
                                        Donald R. Walsh
                                        Executive Vice President





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